UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2016

Pillarstone Capital REIT
(Exact name of registrant as specified in charter)

Maryland	001-15409	39-6594066
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10011 Valley Forge Drive, Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (440) 283-6319
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Announcement of Shareholder Meeting.

On December 28, 2016, Pillarstone Capital REIT (the “Company”) announced that its Board of Trustees has set May 11, 2017 as the date of the 2017 annual meeting of shareholders and the close of business on February 13, 2017, as the record date for determining shareholders entitled to receive notice of, and to vote at, the 2017 annual meeting of shareholders.

The annual meeting date represents a change of more than 30 days from the anniversary of the Company’s 2016 annual meeting of shareholders. As a result, the Company has set a new deadline for the receipt of any shareholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) for the 2017 annual meeting of shareholders. Any such shareholder proposal must be submitted in writing and received by the Secretary of the Company at 10011 Valley Forge Drive, Houston, Texas 77042 not later than 5:00 pm Central Time on January 11, 2017, which the Company has determined to be a reasonable time before it expects to begin to print and send its proxy materials.

In addition, in accordance with the advance notice provisions set forth in the Company’s Bylaws, shareholders who wish to bring business before the 2017 annual meeting of shareholders outside of Rule 14a-8 or to nominate a person for election as a trustee must ensure that written notice of such proposal is received by the Secretary of the Company 10011 Valley Forge Drive, Houston, Texas 77042 not later than 5:00 pm Central Time on February 10, 2017.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pillarstone Capital REIT
(Registrant)

Date:	December 28, 2016	By: /s/ John J. Dee
Name: John J. Dee Title: Chief Financial Officer and Senior Vice President